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                                                                    Exhibit 10-F
                                                                        12/14/98



                      DANA CORPORATION EXCESS BENEFITS PLAN
                      -------------------------------------

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------


         1.1. "Benefit Payment Period" means the one of the following that applies to the particular Employee or Recipient:

              (a) For an Employee or Recipient who is receiving payments for the remainder of a term certain period, Benefit Payment Period means the remainder of such term certain period.

              (b) For an Employee or Recipient who is receiving payments for his or her remaining lifetime, the Benefit Payment Period is the Life Expectancy of the Employee or Recipient.

              (c) For an Employee or Recipient who is receiving payments for his or her remaining lifetime plus payments for the lifetime of a Contingent Annuitant, the Benefit Payment Period is the Life Expectancy of the Employee or Recipient plus an additional period to reflect the Life Expectancy of the Contingent Annuitant after the death of the Employee or Recipient.

         1.2. "Board" means the Board of Directors of the Company.

         1.3. "Change in Control" means the occurrence of the event set forth in any one of the following paragraphs:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

          (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 8, 1997, constitute the Board and any new director whose



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               appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 8, 1997 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, shall not be counted; or

          (c) there is consummated a merger of the Company or any direct or indirect Subsidiary of the Company with any other corporation, or a statutory share exchange of the Company's voting securities, other than (1) a merger or statutory share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
               (2) a merger or statutory share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          For purposes of this "Change in Control" definition, the following terms shall have the following meanings:

          "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For the purpose of this definition, the terms "control", "controls" and



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          "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

          "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14 (d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Company.

         1.4. "Code" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

         1.5. "Company" means Dana Corporation, a corporation organized under the laws of the Commonwealth of Virginia.

         1.6. "Contingent Annuitant" means the person designated to receive retirement benefits under this Plan following the death of the Employee or a Recipient.

         1.7. "Deferred Awards" means deferred awards, earned under the Dana Corporation Additional Compensation Plan on account of long- or short-term award periods

              (a) ending on or after January 1, 1988, except as provided in paragraph (b), below, and

              (b) ending either before January 1, 1988, or on or after January 1, 1988, solely for purposes of determining the amount of the Employee's benefit under Section 5 of Part I of Appendix E of the Retirement Plan.



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         1.8. "Effective Date" means September 1, 1988.

         1.9. "Employee" means an individual who is a participant (including a retired participant) in a funded, defined benefit pension plan maintained by the Company, or any successor plan that may be adopted or substituted for such plan if, and only if,

              (a) the individual's benefits under such defined benefit plan are limited by reason of the provisions of such plan that are designed to comply with the limitations imposed by Section 401(a)(17) or Section 415 of the Code; and/or

              (b) the individual is actively employed by the Company on or after September 1, 1988, and the individual's benefits under such defined benefit plan are limited by reason of the fact that Deferred Awards are not recognized as earnings for purposes of determining the individual's benefits under such defined benefit plan.

         1.10. "Life Expectancy" means the expected remaining lifetime based on the Mortality Table and the age at the nearest birthday of the Employee or Recipient at the date the Lump Sum Payment is made. If a joint and contingent survivor annuity has been elected, then Life Expectancy shall reflect the joint Life Expectancies of the Employee or Recipient and Contingent Annuitant.

         1.11. "Lump Sum Payment" shall be determined as set forth in paragraph
(c) of Section 4.7 of the Plan.

         1.12. "Mortality Table" shall mean the Unisex Pension 1984 Mortality Table set forward one year in age (or such other pensioner annuity mortality table as the Company with the written consent of the Employee or Recipient shall determine) and the associated Uniform Seniority Table for the determination of joint life expectancies.

         1.13. "Net Specified Rate" shall mean the interest rate which will produce income on a tax free basis that equals the income produced by the Specified Rate net of the combined highest rates of Federal, state and local income taxes that are in effect in the jurisdiction of the Employee or Recipient on the date of payment of the Lump Sum Payment.

         1.14. "Pension Plan" means the funded, defined benefit pension plan in which an Employee was participating at the time of his termination of employment (or retirement) from the Company.

         1.15. "Plan" means the "Dana Corporation Excess Benefits Plan", as set forth herein.

         1.16. "Plan Administrator" means the Plan Administrator appointed under the Pension Plan.



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         1.17. "Retirement Plan" means the Dana Corporation Retirement Plan, as amended from time to time.

         1.18. "Specified Rate" shall mean an interest rate equal to 85% of a composite insurance company annuity rate provided by an actuary designated by the Plan Administrator (and provided by such actuary as of the last month of the calendar year next preceding the calendar year in which the distribution is made), subject to the condition that the interest rate in effect for any such year may not differ from the rate in effect for the prior year by more than one-half of one percent, and also subject to the condition that any such rate shall be rounded to the nearest one-tenth of one percent (and if such rate is equidistant between the next highest and next lowest one-tenth of one percent, rounded to the next lowest one-tenth of one percent).


                                   ARTICLE II
                                   ----------
                               PURPOSE OF THE PLAN
                               -------------------


         2.1. Purpose. This Plan as adopted effective September 1, 1988, is hereby amended effective January 1, 1998 and is intended to continue the excess benefits plan of the Company that had previously been set forth in a Resolution of the Board dated June 9, 1975.


                                   ARTICLE III
                                   -----------
                                   ELIGIBILITY
                                   -----------


         3.1. Eligibility. All Employees and beneficiaries of Employees eligible to receive retirement benefits from a funded, defined benefit pension plan sponsored by the Company shall be eligible to receive benefits under this Plan in accordance with Article IV, regardless of when the Employee may have terminated employment or retired (except as otherwise specified by Article IV).


                                   ARTICLE IV
                                   ----------
                                    BENEFITS
                                    --------

         4.1. Basic Benefit.

              (a) An Employee who, on or after September 1, 1988, terminates active employment or retires from active employment with the Company shall be entitled to receive a lump sum payment equal to the excess (if any) of:



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                  (i) the total of the lump sum benefits that the Employee would have received from all Company-sponsored, funded, defined benefit pension plans in which he was a participant, determined without regard to the limitations on such benefits imposed by such plans in order to comply with the limitations imposed by Section 401(a)(17) and Section 415 of the Code and, in the case of an Employee who is actively employed by the Company on or after September 1, 1988, and solely for purposes of the benefits payable from the Retirement Plan (but not for purposes of any benefits payable pursuant to the second paragraph of Section 14 of Part I of Appendix E of the Retirement Plan), determined without regard to the provisions of the Retirement Plan that exclude Deferred Awards under the Dana Corporation Additional Compensation Plan from the definition of earnings under the Retirement Plan, and determined, except as provided in Section 4.1(e) hereof, on the basis of the Mortality Table and 120 percent of the interest rate that would be used (as of January 1 of the calendar year in which the first benefit payment is to be made) by the Pension Benefit Guaranty Corporation with respect to an immediate annuity for purposes of determining the present value of a lump sum distribution on plan termination, over

                  (ii) the total of the lump sum benefits that he is entitled to receive from such Company-sponsored, funded, defined benefit pension plans, determined on the basis of the assumption that the Employee's benefits under such plans are paid in the form of a lump sum benefit, payable as of the Employee's date of retirement under the Pension Plan and determined, except as provided in
              Section 4.1(e) hereof, on the basis of the Mortality Table and 120 percent of the interest rate that would be used (as of January 1 of the calendar year in which the first benefit payment is to be made) by the Pension Benefit Guaranty Corporation with respect to an immediate annuity for purposes of determining the present value of a lump sum distribution on plan termination.

              (b) Subject to the provisions of Section 4.2 hereof, the benefit payable pursuant to paragraph (a) of this Section 4.1, shall be paid in the form of a lump sum payment, payable as of the Employee's date of retirement under the Pension Plan.

              (c) If an Employee eligible for a benefit under the Plan dies before the date as of which such benefit is scheduled to be paid hereunder, a lump sum benefit shall be paid to the Employee's surviving spouse (if any), as of the month (if any) in which the spouse's benefits commence under the Pension Plan. The amount of such benefit shall be a lump sum payment equal to the excess (if any) of:



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                  (i) the total of the lump sum benefits that the spouse would have received from all Company-sponsored, funded, defined benefit pension plans in which the Employee was a participant but for the limitations on benefits imposed by such plans in order to comply with the limitations imposed by Section 401(a)(17) and Section 415 of the Code and, in the case of an Employee who is actively employed by the Company on or after September 1, 1988, and solely for purposes of the benefits payable from the Retirement Plan (but not for purposes of any benefits payable pursuant to the second paragraph of Section 14 of Part I of Appendix E of the Retirement
              Plan), determined without regard to the provisions of the Retirement Plan that exclude Deferred Awards under the Dana Corporation Additional Compensation Plan from the definition of earnings under the Retirement Plan, and determined on the basis of the Mortality Table and 120 percent of the interest rate that would be used (as of January 1 of the calendar year in which the first benefit payment is to be made) by the Pension Benefit Guaranty Corporation with respect to an immediate annuity for purposes of determining the present value of a lump sum distribution on plan termination, over

                  (ii) the total of the lump sum benefits that the spouse is entitled to receive from such Company-sponsored, funded, defined benefit pension plans, determined on the basis of the assumption that the spouse's benefits under such plans are paid in the form of a lump sum benefit and determined on the basis of the Mortality Table and 120 percent of the interest rate that would be used (as of January 1 of the calendar year in which the first benefit payment is to be made) by the Pension Benefit Guaranty Corporation with respect to an immediate annuity for purposes of determining the present value of a lump sum distribution on plan termination.

              (d) No benefits shall be paid hereunder with respect to an active Employee who is not married on the date of his death.

              (e) Notwithstanding the foregoing provisions of this Section 4.1, if an active Employee retires and receives a benefit under any of the following plan provisions:

                  (i) Section 3.04D of the Dana Corporation Retirement Income
              Plan, as amended by the Second Amendment to that Plan;

                  (ii) Section 3.6D of the Dana Corporation Spicer Axle Salaried
              Pension Plan, as amended by the First Amendment to that Plan;



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                  (iii) Section 5.1c.v. of the Retirement Plan for Management
              Employees of Racine Hydraulics Division-Dana Corporation, as amended by the First Amendment to that Plan;

                  (iv) Section 4.6.5 of the Dana Corporation Weatherhead
              Division Pension Plan for Salaried Employees, as amended by the First Amendment to that Plan;

                  (v) Section 4.7.1 of the Dana Corporation Gresen Manufacturing
              Division Management Pension Plan, as amended by the First Amendment to that Plan; or

                  (vi) Option E of Section 6.4 of the Tyrone Salaried Pension
              Plan, as amended by the First Amendment to that Plan,

         then the benefits described in Section 4.1(a)(i) and (ii), in respect of the above-described plan benefits, shall be determined on the basis of the mortality rates, interest assumptions and other factors that would be applicable to the form of payment selected by the Employee under such other plan.

              (f) Notwithstanding the foregoing provisions of this Section 4.1, benefits under this Plan shall only be based on that portion of an Employee's 1994 and subsequent years' Additional Compensation Plan bonus awards (whether or not deferred) as do not exceed 125% of the base salary paid to the Employee by the Company for the applicable year.

         4.2. Form of Benefit Payments.

              (a) An Employee eligible for a benefit under this Plan shall be entitled to receive his benefit in the form of an immediate lump sum payment. However, the Employee may request that his benefit be paid instead pursuant to an optional form of payment that is used for the payment of the Employee's retirement benefit under the Pension Plan. The amount of the benefit payable pursuant to any form of payment under this paragraph (a) shall be determined by applying the mortality rates, interest assumptions and other factors prescribed by the Retirement Plan that would be applicable to the form of payment that the Employee has requested under this Plan. Any post-retirement increase in the benefits being paid to an Employee under the Pension Plan shall also be applied on a comparable basis to any monthly supplemental benefits being paid under this paragraph (a).



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              (b) In addition to the distribution options available under paragraph (a) of this Section 4.2, an Employee eligible for a benefit under this Plan may request to receive his benefit in 120 monthly installments, regardless of whether the Employee has elected this form of payment for his retirement benefit under the Pension Plan. An Employee may elect the 120-month installment benefit only if his employment with the Company terminates on or after July 1, 1988. The Employee's lump sum benefit determined under paragraph (a) of Section
         4.1 shall be converted to monthly installments using the "applicable interest rate" under Section 417(e) of the Code for the November preceding the calendar year in which the payments commence. If the Employee dies before 120 monthly payments have been made, there shall be paid to his beneficiary, commencing on the first day of the month following his death and continuing for the remainder of the 120-month period, the monthly benefit that had been paid to the Employee. No payments shall be made either to the Employee or to his beneficiary after 120 monthly payments have been made.

              (c) If the Employee requests the 120-month installment option under paragraph (b), the Employee shall designate in writing a natural person (or persons) to be his beneficiary. The Employee may not designate a trust or his estate to be his beneficiary. If an Employee designates his spouse as his beneficiary and they thereafter divorce, such designation shall be automatically revoked. The Employee may change his beneficiary designation in writing at any time before his installment payments commence, but he may not change his beneficiary designation after his payments commence. If the Employee dies after his installment payments have commenced and he is not survived by a designated beneficiary, the remaining monthly payments shall be paid to the Employee's estate. If the Employee is survived by a designated beneficiary, and the beneficiary dies before the complete disbursement of the payments due, the remaining monthly payments shall be paid to the beneficiary's estate.

              (d) The Employee's written request to receive an optional form of payment under paragraph (a) or paragraph (b) instead of an immediate lump sum must be filed with the Vice President-Administration of the Company before the Employee's date of retirement under the Pension Plan. The request shall be granted or denied in the sole discretion of the Vice President-Administration of the Company. If the Employee is the Vice President-Administration of the Company, the duties of the Vice President-Administration of the Company under this Section 4.2 shall be discharged by the President of the Company.

         4.3. Time and Duration of Benefit Payments. Benefits due under the Plan shall be paid in a lump sum, except as otherwise determined by the Vice President-Administration or the President of the Company pursuant to Section 4.2 hereof.

         4.4. Benefits Unfunded. The benefits payable under the Plan shall be paid by the Company each year out of its general assets and shall not be funded in any manner. The obligations that the Company incurs under this Plan shall be subject to the claims of the Company's other creditors having priority as to the Company's assets.



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         4.5. Nonalienability. The Plan Administrator may recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of an Employee's benefit under this Plan, provided that (a) the domestic relations order would be a "qualified domestic relations order" within the meaning of Section 414(p) of the Code if Section 414(p) were applicable to the Plan; (b) the domestic relations order does not purport to give the alternate payee any right to assets of the Company or its affiliates; and (c) the domestic relations order does not purport to give the alternate payee any right to receive payments under the Plan before the Employee is eligible to receive such payments. If the domestic relations order purports to give the alternate payee a share of a benefit to which the Employee currently has a contingent or non-vested right, the alternate payee shall not be entitled to receive any payment from the Plan with respect to the benefit unless the Employee's right to the benefit becomes nonforfeitable. Except as set forth in the preceding two sentences with respect to domestic relations orders, and except as required under applicable federal, state, or local laws concerning the withholding of tax, rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such supplemental benefit, whether currently or thereafter payable, shall be void.

         4.6. Successors to the Corporation. This Plan shall be binding upon and inure to the benefit of any successor or assign of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor or assign shall thereafter be deemed embraced within the term "Company" for the purposes of this Plan.

         4.7. Change in Control. Anything hereinabove in this Article IV or elsewhere in this Plan to the contrary notwithstanding:

              (a) Lump sum payment. Upon the occurrence of a Change in Control, each Employee and each Employee's spouse or beneficiary following his death who are receiving benefits under the Plan ("Recipient") shall receive, on account of future payments of any and all benefits due under the Plan, a Lump Sum Payment, so that each such Employee or Recipient will receive substantially the same amount of after-tax income as before the Change in Control, determined as set forth in paragraph (c) of this Section 4.7.

              (b) Certain matters following a lump sum payment. An Employee who has received a Lump Sum Payment pursuant to paragraph (a) of this
         Section 4.7 shall, thereafter (i) while in the employ of the Company, continue to accrue benefits under the Plan, and (ii) be eligible to be paid further benefits under the Plan, after appropriate reduction in respect of the Lump Sum Payment previously received.



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         For purposes of calculating such reduction, the Lump Sum Payment shall be accumulated with interest at the Specified Rate in effect from time to time for the period of time from initial payment date to the next date on which a computation is to be made (i.e., upon Change in Control, retirement, or other termination of employment). It shall then be converted to a straight-life annuity using the current annuity certain factor. The current annuity certain factor will be determined on the Net Specified Rate basis if this benefit payment is being made due to a subsequent Change in Control; otherwise, the Specified Rate shall be used.

              (c) Determination of lump sum payment. The Lump Sum Payment referred to in paragraph (a) of this Section 4.7 shall be determined by multiplying the annuity certain factor (for monthly payments at the beginning of each month) based on the Benefit Payment Period and the Net Specified Rate by the monthly benefit (adjusted for assumed future benefit adjustments due to Social Security and Code Section 415 changes in the Pension Plan) to be paid to the Employee or Recipient under the Plan.

         4.8. Taxation. Notwithstanding anything in the Plan to the contrary, if the Internal Revenue Service determines that the Employee is subject to Federal income taxation on an amount in respect of any benefit provided by the Plan before the distribution of such amount to him, the Company shall forthwith pay to the Employee all (or the balance) of such amount as is includible in the Employee's Federal gross income and shall correspondingly reduce future payments, if any, of the benefit. ). Except as provided in Section 4.7 with respect to payments after a Change in Control, the Company shall not reimburse the Employee or any Recipient for any tax, interest, or penalty that the Employee or Recipient owes with respect to any payment from the Plan.


                                    ARTICLE V
                                    ---------
                    AMENDMENT, TERMINATION AND INTERPRETATION
                    -----------------------------------------


         5.1. Amendment and Termination. The Company reserves the right, by action of the Board, to amend, modify or terminate, either retroactively or prospectively, any or all of the provisions of this Plan without the consent of any Employee or beneficiary; provided, however, that no such action on its part shall adversely affect the rights of an Employee and his beneficiaries without the consent of such Employee (or his beneficiaries, if the Employee is deceased) with respect to any benefits accrued prior to the date of such amendment, modification, or termination of the Plan if the Employee has at that time a non-forfeitable right to benefits under a funded, defined benefit pension plan sponsored by the Company.

         5.2. Interpretation. The Plan Administrator shall have the discretionary authority to interpret the Plan and to decide any and all matters arising hereunder; including but not limited to the right to remedy possible ambiguities, inconsistencies or



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

omissions by general rule or particular decision. In addition, any interpretations and decisions made by the Plan Administrator shall be final, conclusive and binding upon the persons who have or who claim to have any interest in or under the Plan.

         IN WITNESS WHEREOF, Dana Corporation has executed this restated Plan, effective as of January 1, 1998.



                                            /s/ Martin J. Strobel
                                            ---------------------
                                            DANA CORPORATION


/s/ Mark A. Smith, Jr.
----------------------
Attest



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